Exhibit 10.37

ROADHOUSE HOLDING INC.
NONQUALIFIED STOCK OPTION AGREEMENT

(Tranche A)

NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of July 27, 2015, between Roadhouse Holding Inc., a Delaware company (the “Company”), and the Participant whose name appears on the signature page hereof (the “Participant”), pursuant to the Roadhouse Holding Inc. Amended and Restated Stock Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant options to purchase its common shares, par value $0.01 per share (the “Shares”), to certain Employees and directors of the Company;

WHEREAS, the Company has adopted the Plan in order to effect such grants; and

WHEREAS, the Committee has determined that it is in the interest of the Company to grant these options to the Participant.

NOW, THEREFORE, in consideration of the promises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.Confirmation of Grant, Option Price.
(a)    Confirmation of Grant. The Company hereby evidences and confirms the grant to the Participant, effective as of the date hereof (the “Grant Date”), of options to purchase from the Company the number of Shares specified on the signature page hereof (the “Options”). The Participant hereby acknowledges that, pursuant to the signed election form included as Annex A to the option exchange offer that was accepted by the Participant (the “Election Form”), all of the Participant’s rights under any “Prior Stock Option Agreement” (as defined in the Election Form) between the Company and the Participant have been irrevocably forfeited.

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(b)    Option Price. The Options shall have the option price per share specified on the signature page hereof (the “Option Price”), which is not less than the Fair Market Value per Share on the Grant Date.
(c)    Options Subject to Plan. The Options granted pursuant to this Agreement are subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement. By signing this Agreement, the Participant acknowledges that the Participant has been provided a copy of the Plan and has had the opportunity to review the Plan.
(d)    Character of Options. The Options granted hereunder are not intended to be “incentive stock options” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.
2.    Vesting. The Options shall be subject to vesting based on the satisfaction of the performance criteria set forth directly below. For purposes of this Agreement, Options shall be “exercisable” to the extent that the Performance-Based Vesting requirement has been met.
(a)    Performance-Based Vesting. The Options shall become vested in accordance with this Section 2, if at all, on the date of a Change in Control (the “Vesting Event”) in which the Per Share Actual Value exceeds the Per Share Floor Value (as each such term is defined below). Such vesting requirement is referred to in this Agreement as “Performance-Based Vesting”. If the Per Share Actual Value as of the Vesting Event does not exceed the Per Share Floor Value, no portion of the Options shall become vested. If the Per Share Actual Value at the date of the Vesting Event exceeds the Per Share Floor Value, 100% of the Options which are then outstanding shall become vested as of the Vesting Event. In the event that any portion of the Options does not become vested pursuant to this Section 2 upon the first occurrence of a Vesting Event following the Grant Date, such portion of such Options shall not become vested as a result of any subsequent Vesting Event, and shall automatically be canceled without payment therefor. At or prior to the Vesting Event, the Committee shall make any and all adjustments it deems equitably necessary or appropriate with respect to interim sales of or distributions in respect of the Shares prior to such Vesting Event and any Shares retained after such Vesting Event. Notwithstanding the definition of “Change in Control” in the Plan, a Vesting Event shall not include the direct or indirect acquisition of equity securities or assets of the Company or a Subsidiary by a person or group in exchange for or otherwise in consideration of loans or debt securities of the Company or any Subsidiary held by such person or group. For the avoidance of doubt, any investment by the Kelso Entities

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and their affiliates in debt securities issued by the Company or any of its Subsidiaries, and any interest thereon, shall be excluded from the calculation of Per Share Actual Value.

(b)    Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)	The “Per Share Floor Value” means the amount specified on the signature page hereof per Kelso Share.

(ii)
The “Per Share Actual Value” means the price per Share received for each Kelso Share sold on or prior to the Vesting Event (whether pursuant to a merger or consolidation, a sale of capital shares or all or substantially all of its assets, or otherwise), which shall be determined assuming, to the extent necessary, that, in regard to a sale occurring on the date of the Vesting Event, all Options issued under the Plan and outstanding at the date of the Vesting Event (but excluding Options which by their terms are canceled without payment in conjunction with the occurrence of such Vesting Event) are exercised with cash and settled in Shares immediately prior to the Vesting Event and that any “in the money” securities convertible or exchangeable into, and all such other warrants, options and other rights exercisable for, Shares are so exchanged or converted immediately prior to the Vesting Event. If prior to the Vesting Event, Kelso has received a return on their investment in the Kelso Shares through an Adjustment Event, such return shall be equitably factored in to the determination of the Per Share Actual Value as deemed equitable and appropriate in the full discretion of the Committee.

(iii)	The “Kelso Shares” mean the Shares beneficially owned by the Kelso Entities as of the Closing Date, and a “Kelso Share” means each of the Kelso Shares.

(c)    Normal Expiration Date. Unless the Options earlier terminate in accordance with Sections 2, 4 or 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”). Once Options have become exercisable pursuant to this Section 2, such Options may be exercised, subject to the provisions hereof, at any time and from time to time until the Normal Expiration Date.

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(d)    No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 5, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other provisions expressly refer to the Plan by name and this Agreement by name and date.

(e)    Calculations. All calculations required or contemplated by this Section 2 shall be made in the sole determination of the Committee and shall be final and binding on the Company and the Participant.
3.    Method of Exercise and Payment. All or part of the exercisable Options may be exercised by the Participant upon (a) the Participant’s written notice to the Company of exercise, (b) the Participant’s payment of the Option Price in full at the time of exercise (i) in cash or cash equivalents, (ii) at any time following a Public Offering, in unencumbered Shares owned by the Participant for at least six (6) months (or such other period as is required by applicable accounting standards to avoid a charge to earnings) having a Fair Market Value on the date of exercise equal to such Option Price, (iii) in a combination of cash and Shares or (iv) in accordance with such procedures or in such other form as the Committee shall from time to time determine and (c) if such Options are exercised prior to a Public Offering, the Participant’s execution of the Stockholders Agreement and the Registration Rights Agreement in order to become a party to such agreements with respect to the Shares issuable upon the exercise of such Options. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options and, if applicable, receipt of evidence of the Participant’s execution of the Stockholders Agreement and Registration Rights Agreement in accordance with this Section 3, but subject to Section 6 below, the Company shall issue a certificate or certificates representing the Shares acquired upon the exercise thereof, registered in the name of the Participant, provided that, if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 3 must bear a legend restricting the transfer of such Share, such certificates shall bear the appropriate legend.
4.    Termination of Employment.
(a)    Termination prior to the Vesting Event. Unless otherwise determined by the Committee, in the event that the Participant’s employment with the Company terminates for any reason prior to the Vesting Event, whether voluntarily by the Participant, due to death, Disability or Retirement (each a “Special Termination”), or by

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the Company with or without Cause, all Options held by the Participant shall terminate and be canceled immediately upon such termination of employment.
(b)    Termination following the Vesting Event.

(i)
Special Termination. Unless otherwise determined by the Committee, in the event that the Participant’s employment with the Company or any Subsidiary terminates by reason of a Special Termination following the Vesting Event, then all Options held by the Participant as of the date of such Special Termination may be exercised by the Participant or the Participant’s beneficiary as designated in accordance with Section 9, or if no such beneficiary is named, by the Participant’s estate, at any time prior to one (1) year following the Participant’s termination of employment or the Normal Expiration Date of the Options, whichever period is shorter.

(ii)
Termination for Cause. Unless otherwise determined by the Committee, in the event that the Participant’s employment with the Company or any Subsidiary is terminated for Cause following the Vesting Event, all Options held by the Participant shall terminate and be canceled immediately upon such termination of employment.

(iii)
Other Termination of Employment. Unless otherwise determined by the Committee, in the event that the Participant’s employment with the Company or any Subsidiary terminates following the Vesting Event for any reason other than (i) a Special Termination or (ii) for Cause, then any Options held by the Participant shall be exercisable at any time up until the 60th day following the Participant’s termination of employment (or, in the event that the Participant dies after terminating his or her employment, but within the period during which the Options would otherwise be exercisable hereunder, the 120th day after the date of the Participant’s death) or the Normal Expiration Date of the Options, whichever period is shorter.

(c)    Committee Discretion. Notwithstanding anything else contained herein to the contrary, the Committee may at any time extend the post-termination exercise period of all or any portion of the Options up to and including, but not beyond, the Normal Expiration Date of such Options.

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5.    Change in Control.
(a)    Payment on all Vested Options. Unless the Committee shall otherwise determine in the manner set forth in Section 5(b), in the event of a Change in Control, each outstanding Option as to which the Performance-Based Vesting requirements have been met shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the Option Price.
(b)    Alternative Options. Notwithstanding Section 5(a), no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option in connection with a Change in Control if the Committee reasonably determines in good faith, prior to the occurrence of such Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an “Alternative Option”) by the new employer, provided that the Chief Executive Officer consents to such Alternative Option, and provided further, that any such Alternative Option must:

(i)
provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule and identical or better timing and methods of payment;

(ii)	have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

(iii)
have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated following a Change in Control any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be.

(c)    Limitation on Benefits. Notwithstanding anything contained in this Option agreement or the Plan to the contrary to the extent that any of the payments and benefits provided for under the Plan, this Option agreement or any other agreement or arrangement between the Company and the Participant (collectively, the “Payments”) would constitute an “excess parachute payment” within the meaning of section 280G of the Code, the amount of such Payments shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further

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rights or claims with respect thereto. If Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence would not be so reduced or eliminated, as the case may be, if the shareholder approval requirements of section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable efforts to cause such payments to be submitted for such approval prior to the Change in Control giving rise to such payments.
6.    Tax Withholding. Whenever Shares are to be issued pursuant to the exercise of an Option or any cash payment is to be made hereunder, the Company or any Subsidiary shall have the power to withhold, or require the Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy the statutory minimum federal, state, and local withholding tax requirements relating to such transaction
7.    Nontransferability of Awards. No Options granted hereby may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee pursuant to Section 9.1 of the Plan. All rights with respect to Options granted to the Participant hereunder shall be exercisable during his or her lifetime only by such Participant or, if permitted by the Committee, a permitted transferee. Following the Participant’s death, all rights with respect to Options that were exercisable at the time of the Participant’s death and have not terminated shall be exercised by his or her designated beneficiary, his or her estate or, if permitted by the Committee, a permitted transferee.
8.    Buyout and Settlement for Shares. The Committee may at any time offer to buy out for a payment in cash or Shares an Option granted hereunder, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made and the Participant may decide to accept such offer, but such Participant is not required to do so. Upon the intended exercise of any Option, in lieu of accepting payment of the exercise price therefor and issuing or delivering the number of Shares for which the Option is being exercised, the Committee (in its sole discretion) may cause the Company either (a) to pay the Participant an amount in cash equal to the amount, if any, by which the aggregate Fair Market Value of the Shares as to which the Option is being exercised exceeds the aggregate Option Price, or (b) to deliver to the Participant a lesser number of Shares, having a Fair Market Value on the date of exercise, equal to the amount, if any, by which the aggregate Fair Market Value of the Shares as to which the Option is being exercised exceeds the aggregate Option Price for such shares. Upon payment of cash or distribution of Shares pursuant to this Section 8, the Participant’s rights as to the portion of the Options which is the subject of such payment or distribution shall be deemed satisfied in full.

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9.    Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. If no beneficiary is named, or if a named beneficiary does not survive the Participant, Section 9.2 of the Plan shall determine who may exercise the Participant’s rights under the Plan.
10.    Adjustment in Capitalization. Upon the occurrence of any Adjustment Event, the aggregate number of Shares subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options, shall be adjusted, and/or a payment to the holders of outstanding Options shall be made, to reflect such Adjustment Event, as deemed equitable and appropriate by the Committee. All determinations and calculations required under this Section 10 shall be made in the sole discretion of the Committee and in compliance with section 409A of the Code.
11.    Requirements of Law. The issuance of Shares pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
12.    No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any Subsidiary. For purposes of this Agreement, the “employment” shall be deemed to refer to the Participant’s provision of services to the Company or any Subsidiary as an employee or independent contractor (including as a non-employee member of the Board), and the “termination of employment” and corollary phrases shall be deemed to refer to the Participant’s cessation of such services with respect to all such persons in all capacities.
13.    No Rights as Shareholder. Except as otherwise required by law, the Participant shall not have any rights as a shareholder with respect to any Shares covered by the Options granted hereby until such time as the Shares issuable upon exercise of such Options have been so issued. Notwithstanding anything else contained herein to the contrary, the exercise of any portion of the Options conveyed hereby is expressly conditioned upon the Participant becoming a party to the Stockholders

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Agreement and the Registration Rights Agreement with respect to any Shares to be acquired upon such exercise.
14.    Restrictions on Sale Upon Public Offering. Except as otherwise provided in the Registration Rights Agreement, the Participant agrees that, in the event that the Company files a registration statement under the Act with respect to a public offering of any of its capital shares, the Participant will not effect any sale or distribution of Shares including, but not limited to, pursuant to Rule 144 under the Act, within seven days prior to and 90 days (unless the Company is advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 14; provided that, with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement and the Participant agrees to execute a customary holdback agreement with the underwriters for any such public offering.
15.    Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
16.    Amendments.
(a)    In General. The Committee may, at its sole discretion, at any time and from time to time alter or amend this Agreement and the terms and conditions of any unvested Options (but not any previously granted vested Options) awarded pursuant to this Agreement in whole or in part, including without limitation, amending the criteria for vesting and exercisability set forth in Section 2 hereof, substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options, provided that, if such alteration, amendment, suspension or termination shall not preserve the economic value, as determined by the Committee in its sole good faith discretion, of any previously granted unvested Options, the Committee shall only be permitted to alter, amend, suspend or terminate such previously granted unvested Options if it shall obtain the consent of the holders of a majority of all unvested Options granted under the Plan that are similarly affected by such amendment, and provided, further, that any such substitution of alternative vesting and exercisability criteria and any imposition of blackout periods shall be subject to the consent of the Chief Executive Officer. The Company shall give written

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notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.
(b)    Public Offering. Unless otherwise determined by the Committee, in the event of a Public Offering, the Committee shall amend this Agreement to provide for the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate; provided, however that (x) such amendments shall preserve the economic value, as determined by the Committee in its good faith discretion, and (y) any such amendment shall be subject to the consent of the Chief Executive Officer.
17.    Miscellaneous.
(a)    Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:
If to the Company, to it at:
Roadhouse Holding Inc.
3011 Armory Drive, Suite 300
Nashville, TN 37204
Fax: (615) 884-5482
Attention: Michelle L. Zavolta
Email: MichelleZ@logansroadhouse.com

with a copy to:

Kelso & Company
320 Park Avenue, 24th Floor New York, New York 10022 Fax: 212-223-2379
Attention: General Counsel

If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other

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communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
(b)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)    Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
(d)    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
(e)    Section 409A of the Code. This Agreement is intended to be exempt from or comply with the requirements of section 409A of the Code and all provisions contained herein, including, but not limited to, any adjustment provisions, shall be construed and interpreted in accordance with such intent.
(f)    Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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(g)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
-- Signature page follows –

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IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

ROADHOUSE HOLDING INC.

By: ____________________________
Name: Title:

PARTICIPANT

«Name»

____________________________________
As Attorney-in-Fact
Name:

Address of the Participant

«Address»

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price	Per Share Floor Value
«Options»	$50.00	$50.00

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